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                     PRUDENTIAL GOVERNMENT SECURITIES TRUST

 AMENDED AND RESTATED CERTIFICATE OF ESTABLISHMENT AND DESIGNATION OF SERIES OF
                 SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE

     The undersigned, being a majority of the Trustees of Prudential Government Securities Trust (formerly "Prudential-Bache Government Securities Trust"), a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.9 and Section 9.3 of the Amended and Restated Declaration of Trust dated September 6, 1988 and filed with the Secretary of State of The Commonwealth of Massachusetts on September 8, 1988 and as most recently amended by an Amended Certificate of Designation dated February 21, 1997 and filed with the Secretary of State of such Commonwealth on February 24, 1997, (the "Certificate," and such Declaration of Trust, as so amended and restated, and as supplemented by the Certificate, the "Declaration of Trust") and with respect to the termination of the Short-Intermediate Term Series, as approved by a majority of the Series' outstanding shares at a Special Meeting of Shareholders for such Series held on March 22, 2001, hereby amend and restate the Certificate effective October 24, 2002 to read in its entirety as follows:

     The shares of beneficial interest of the Trust (the "Shares") shall be divided into two (2) separate series (each, a "Series"), each Series to have the following special and relative rights:

     (1)  The Series shall be designated as follows:

                               Money Market Series
                        U.S. Treasury Money Market Series

Each Series shall constitute a separate portfolio of the Trust, and shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then current registration statement under the Securities Act of 1933 (the "Securities Act") and in accordance with such Series' investment objective and policies. Each Share shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of that Series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Series, and shall be entitled to receive its pro rata share of net assets of that Series upon liquidation of that Series, all as provided in the Declaration of Trust.

     (2) The Shares of the foregoing Series are classified into classes (each, a "Class") as follows: The Shares of the Money Market Series are classified into two Classes, "Class A Shares" and "Class Z Shares," respectively, of which an unlimited number may be issued. The Shares of the U.S. Treasury Money Market Series are classified into three Classes, designated "Class A Shares," "Class Z Shares" and "Class S Shares," respectively, of which an unlimited number may be issued. Shares of such Classes outstanding on the date on which the amendments provided for herein become effective shall be and shall continue to be Shares of the same Class of the respective Series.

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     (3) The holders of Class A Shares, Class Z Shares and Class S Shares, as
the case may be, of each Series shall be considered Shareholders of such Series and of the Trust, shall have identical rights and preferences vis-a-vis the other classes, except as set forth herein and in the Declaration of Trust, and shall also be considered Shareholders of such Series for all other purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote), and, except as otherwise provided hereby or by the Declaration of Trust or by any instrument establishing and designating a particular class of the Series for matters reserved to the shareholders of that class, or as required by the Investment Company Act of 1940 and/or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, as from time to time in effect, the "1940") or other applicable laws.

     (4) The Shares of each Class of a Series shall represent an equal and proportionate interest in the portfolio of the Series, adjusted for any liabilities specifically allocable to the Shares of that Class, and each Share of any such Class shall have identical voting, dividend, liquidation and other rights, and the same terms and conditions, except that the expenses related directly or indirectly to the distribution of the Shares of a Class, and any service fees to which such Class is subject (as determined by the Trustees), shall be borne solely by such Class, and such expenses shall be appropriately reflected in the determination of the net asset value and the dividend, distribution and liquidation rights of such Class.

         (5) Each Class of each Series shall be subject to such asset-based charges as may be imposed pursuant to a plan under Rule 12b-1 of the 1940 Act in effect for such Class, and/or to such service fees for the maintenance of shareholder accounts and personal services for such Class in such amounts as shall be determined by the Trustees from time to time, and the Shares of each such Class may be issued and sold subject to such sales charges and/or contingent deferred sales charges, and upon such other terms, as may from time to time be determined by the Trustees and described in the Trust's then current registration statement under the Securities Act.

     (6) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide (a) that holders of Shares of any Series shall have the right to convert such Shares into shares of such one or more other registered investment companies as shall have agreed with the Trust to accord such shareholders such right, (b) that holders of any Class of Shares of a Series shall have the right to convert such Shares into Shares of one or more other Classes of such Series, and (c) that Shares of any Class of a Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may from time to time establish, all as may be specified for the purpose in the Trust's then current registration statement under the Securities Act applicable to the Shares accorded such right or rights.

     (7) Shareholders of each Class and Series shall vote as a separate Class or Series, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Class or Series as provided in, Rule 18f-2 under the 1940 Act, as from time to time in effect, or any successor rule, and by the Declaration of Trust.

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     (8) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Class or Series now or hereafter created, or otherwise to change the special and relative rights of any such Class or Series, PROVIDED, that no such change shall adversely affect the rights of holders of outstanding Shares of any Class or Series.

     (9) This Amended and Restated Certificate of Establishment and Designation may be executed in several counterparts, each of which shall be an original and all of which shall constitute one instrument.

Dated:  October 1, 2002

                                          /s/ Eugene C. Dorsey
                                          -------------------------------------
                                          Eugene C. Dorsey

                                          /s/ Robert F. Gunia
                                          -------------------------------------
                                          Robert F. Gunia

                                          /s/ Delayne Dedrick Gold
                                          -------------------------------------
                                          Delayne Dedrick Gold

                                          /s/ Thomas T. Mooney
                                          -------------------------------------
                                          Thomas T. Mooney

                                          /s/ Stephen P. Munn
                                          -------------------------------------
                                          Stephen P. Munn

                                          /s/ David R. Odenath, Jr.
                                          -------------------------------------
                                          David R. Odenath, Jr.

                                          /s/ Richard A. Redeker
                                          -------------------------------------
                                          Richard A. Redeker

                                          /s/ Judy A. Rice
                                          -------------------------------------
                                          Judy A. Rice

                                          /s/ Nancy H. Teeters
                                          -------------------------------------
                                          Nancy H. Teeters

                                          /s/ Louis A. Weil, III
                                          -------------------------------------
                                          Louis A. Weil, III


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